CERTIFICATE OF THE INSPECTOR OF ELECTION OF

BOSTON BALANCED FUND
BOSTON EQUITY FUND
WALDEN SOCIAL BALANCED FUND
WALDEN SOCIAL EQUITY FUND
(the "Funds")

September 20, 2004

I, Stephen D. Weimar, duly appointed and qualified to act as the Inspector of Election in connection with the tabulation of the shareholder votes rendered at the Special Meeting of Shareholders of the Funds held at the offices of BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219, on September 20, 2004, at 11:00 a.m. (the "Special Meeting"), do hereby certify as follows:

1. That the transfer agent determined the number of shares of stock outstanding on the Funds' records as of the close of business on June 30, 2004, the number of shares represented at the Special Meeting, and the authenticity, validity and effectiveness of proxies, and counted and tabulated all proxies; that I determined the existence of a quorum with respect to the Fund and the result of the Proposal submitted to shareholders at the Special Meeting and did such acts as were proper to conduct the vote with fairness to all shareholders; and that I performed my duties impartially and in good faith.

2. The total number of shares of stock of the each of Funds entitled to vote at the Special Meeting was: Boston Balanced
Fund 5,725,609, Boston Equity Fund 3,234,401, Walden Social Balanced Fund 2,264,932 and Walden Social Equity Fund 3,717,668. The number of shares of stock of the Funds represented in person or by proxies received with respect to the Special
Meeting and not revoked at or prior to the Special Meeting was: Boston Balanced Fund 5,540,144, Boston Equity Fund 3,234,402, Walden Social Balanced Fund 2,236,245 and Walden Social Equity Fund 3,274,689. The number of shares of stock of the Fund and the manner in which they were cast at the Special Meeting were as follows:

Boston Balanced Fund

Proposal 1: To approve of a new Investment Advisory Agreement for the Fund:


No. of Shares
% of Outstanding
Shares
% of Shares
Voted
FOR:
5,540,144
96.8%
100%
AGAINST:
0


ABSTAIN:
0


TOTAL:
5,540,144




Boston Equity Fund

Proposal 1: To approve of a new Investment Advisory Agreement for the Fund:


No. of Shares
% of Outstanding
Shares
% of Shares
Voted
FOR:
3,234,402
100%
100%
AGAINST:
0


ABSTAIN:
0


TOTAL:
3,234,402



Walden Social Balanced Fund

Proposal 1: To approve of a new Investment Advisory Agreement for the Fund:


No. of Shares
% of Outstanding
Shares
% of Shares
Voted
FOR:
2,234,707
98.7%
99.93%
AGAINST:
0


ABSTAIN:
1,538
0.1%
0.07%
TOTAL:
2,236,245



Walden Social Equity Fund

Proposal 1: To approve of a new Investment Advisory Agreement for the Fund:


No. of Shares
% of Outstanding
Shares
% of Shares
Voted
FOR:
3,274,689
88.1%
100%
AGAINST:
0


ABSTAIN:
0


TOTAL:
3,274,689




3. That the above vote represents the required affirmative
"vote of a majority of the outstanding voting securities" of the Fund, as that term is defined in the Investment Company
Act of 1940.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 20th day of September 2004.


/s/ Stephen D. Weimar

Stephen D. Weimar, Inspector